UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 14, 2016

FORTRESS BIOTECH, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-35366	20-5157386
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2 Gansevoort Street, 9th Floor, New York, New York	10014
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (781) 652-4500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

❑	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

❑	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

❑	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

❑	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On September 14, 2016, Fortress Biotech, Inc. (“Fortress”) entered into a Credit Facility Agreement (the “Credit Facility Agreement”) with Opus Point Healthcare Innovations Fund, LP (“OPHIF”). Pursuant to the Credit Facility Agreement, Fortress may borrow up to a maximum aggregate amount of $25.0 million from OPHIF and any other lender that joins the Credit Facility Agreement from time to time (OPHIF and each subsequent lender, a “Lender”) under one or more convertible secured promissory notes (each a “Note”) from September 14, 2016 to September 1, 2017 (the “Commitment Period”). All amounts borrowed under the Credit Facility Agreement must be paid in full on September 14, 2018 (the “Maturity Date”), though Fortress may prepay the Notes at any time without penalty.

Pursuant to the Credit Facility Agreement and form of Note, each Note will bear interest at 12% per annum and interest will be paid quarterly in arrears commencing on December 1, 2016 and on the first business day of each September, December, March and June thereafter until the Maturity Date. Upon the occurrence and continuance of an event of default (as specified in Credit Facility Agreement and form of Note), each Note will bear interest at 14% and be payable on demand. The Lenders may elect to convert the principal and interest of the Notes at any time into shares of Fortress’s common stock (“Common Stock”) at a conversion price of $10.00 per share. On September 14, 2016, Fortress executed the first Note under the Credit Facility Agreement in favor of OPHIF for $5.0 million due in 24 months. All Notes are secured by shares of capital stock currently held by Fortress in certain Fortress companies as set forth in the Pledge and Security Agreement entered into between Fortress, its wholly-owned subsidiary, FBIO Acquisition, Inc., and OPHIF (as collateral agent on behalf of all the Lenders) on September 14, 2016 (the “Pledge and Security Agreement”).

Fortress may terminate the Credit Facility Agreement upon notice to the Lenders and payment of all outstanding obligations under the Credit Facility Agreement. Notwithstanding any early termination of the Credit Facility Agreement, within 15 days after termination of the Commitment Period, Fortress will issue each Lender warrants (each a “Warrant”) pursuant to the terms of the Credit Facility Agreement and form of Warrant to purchase their pro rata share of (a) 1,500,000 shares of Common Stock; and (b) that number of shares of Common Stock equal to the product of (i) 1,000,000, times (ii) the principal amount of all Notes divided by 25,000,000. The Warrants will have a five year term and will be exercisable at a price of $3.00 per share.

Since Fortress’s Chairman, President and Chief Executive Officer and Fortress’s Executive Vice President, Strategic Development, are Co-Portfolio Managers and Partners of Opus Point Partners Management, LLC, an affiliate of OPHIF, a majority of the disinterested directors of the Board approved the Credit Facility Agreement, form of Note and Warrant, and Pledge and Security Agreement.

The foregoing summary of the material terms of the Credit Facility Agreement, form of Note and Warrant, and Pledge and Security Agreement is subject to the full and complete terms of such documents which will be filed with Fortress's Quarterly Report on Form 10-Q for the quarter ended September 30, 2016.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 3.02. Unregistered Sales of Equity Securities.

The information regarding the Warrants discussed in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference. The Warrants will be issued in a private placement pursuant to exemptions from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), afforded by Section 4(a)(2) thereof. To the extent that any shares of Common Stock are issued upon exercise of the Warrants, they will be issued in transactions anticipated to be exempt from registration under the Securities Act by virtue of Section 4(a)(2) thereof.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

FORTRESS BIOTECH, INC.

Date: September 20, 2016
/s/ Lindsay A. Rosenwald
	Name:	Lindsay A. Rosenwald, M.D.
	Title:	Chairman of the Board of Directors, President and Chief Executive Officer